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                                                           Exhibit 19.5

                               CERTIFICATE OF SECRETARY


         The undersigned hereby certifies as follows:

         1. He is the duly elected and acting Secretary of Nicholas-Applegate Mutual Funds, a Delaware business trust (the "Trust").

         2. The following resolution was duly adopted by the Board of Trustees of the Trust at a meeting held on May 16, 1997, and is in full force and effect:

    RESOLVED, that in accordance with Rule 483(b) under the Securities Act of 1933, E. Blake Moore, Jr. and Charles Field, and each of them, are hereby authorized to sign the Registration Statement of the Trust on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any or all amendments thereto, on behalf of Thomas Pindelski, the principal financial and accounting officer of the Trust, pursuant to the Limited Power of Attorney granted by Thomas Pindelski to each of them dated May 16, 1997, and any such signature is hereby authorized, approved and ratified.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on May 16, 1997.


                                            s/E. Blake Moore, Jr.
                                            ----------------------------
                                            E. Blake Moore, Jr.
                                            Secretary